CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees
Putnam Investors Fund:

We consent to the use of our report dated August 30, 2001, incorporated in this Registration Statement by reference, to the Putnam Investors Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                       KPMG LLP
Boston, Massachusetts
November 26, 2001